UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INREIT Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

North Dakota	90-0115411
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

216 South Broadway, Suite 202

Minot, North Dakota 58701

(701) 837-1031

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Bradley J. Swenson

President

INREIT Real Estate Investment Trust

216 South Broadway, Suite 202

Minot, North Dakota 58701

(701) 837-1031

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to: Joy S. Newborg, Esq. Winthrop & Weinstine, P.A. 225 South Sixth Street, Suite 3500 Minneapolis, MN 55402 (612) 604-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Shares of Beneficial Interest	2,000,000	$ (1)	$28,000,000	$3,208.80	(2)

(1)	The proposed offering price per common share under the dividend reinvestment plan will equal $13.30 per common share for dividend reinvestment and $14.00 per common share for additional optional automatic cash purchases, unless and until these prices are subsequently adjusted by our Board of Trustees.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(e), promulgated under the Securities Act of 1933, as amended, based on the higher proposed offering price per common share of $14.00.

PROSPECTUS

DIVIDEND REINVESTMENT PLAN

2,000,000 COMMON SHARES OF BENEFICIAL INTEREST

INREIT Real Estate Investment Trust is a North Dakota real estate investment trust that qualifies and has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes. We own a diversified portfolio primarily of commercial properties (such as retail, office and medical) and multi-family dwellings (such as apartment buildings and senior assisted or independent living centers).

We have established a dividend reinvestment plan (referred to herein as the “DRP”) designed to provide existing holders of our common shares of beneficial interest (“common shares” or “shares”) with a convenient method to purchase additional common shares, with automatically reinvested dividends and optional cash payments, without payment of brokerage commissions, fees or service charges, except brokerage commissions and taxes, if any, when common shares are sold for a participant’s account. Some of the significant features of the DRP are as follows:

•	Eligible shareholders may elect to reinvest all or a portion (but not less than 25%) of the cash dividends paid on all their shares.

•

If an eligible shareholder elects to reinvest his or her cash dividends under the DRP, the shareholder may also make additional automatic cash purchases of our shares, not to exceed $5,000 per fiscal quarter or, with our prior approval, in excess of $5,000 per fiscal quarter.

•

The purchase prices per share under the DRP will equal 95% of the estimated value for dividend reinvestments and will equal 100% of the estimated value for additional automatic cash purchases, as determined by our Board of Trustees. As of the date of this prospectus, the estimated value per common share is $14.00. Therefore, the purchase price per common share for dividend reinvestments is $13.30 and for additional automatic cash purchases is $14.00 as of the date of this prospectus.

•	Eligible shareholders may participate in the DRP by completing and executing a Dividend Reinvestment Plan enrollment form, (“Enrollment Form”), or other appropriate authorization form.

•	Participants may amend or terminate their participation in the DRP at any time without penalty by executing and delivering a new Enrollment Form or other appropriate authorization form.

•

We will offer shares under the DRP until we sell all 2,000,000 shares in this offering; provided, however, that our Board of Trustees may amend, suspend or terminate the DRP at any time, without prior consent of shareholders, upon ten day notice.

•	Dividends reinvested in shares under the DRP are still taxable to the extent they constitute taxable income.

•	Our common shares are not listed for trading, and there is no public trading market for our common shares. There can be no assurance that a market will develop in the future.

Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (referred to herein as the “Exchange Act”).

	Number of Shares Being Offered	Offering Price Per Share		Maximum Proceeds (Before Expenses)
Common Shares of Beneficial Interest	2,000,000	$13.30	(1)	$26,600,000	(1)

(1)	The proposed offering price per share for dividends reinvested will equal $13.30 and the proposed offering price per share for additional automatic cash purchases will equal $14.00, unless and until subsequently adjusted by our Board of Trustees. The amount shown above assumes that no additional automatic cash purchases will be made under the DRP, of which there can be no assurance.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information, or to make any statement about this offering, that is different. This document may only be used where it is legal to sell these securities. The information contained in this prospectus may only be accurate as of the date of this prospectus.

INREIT Real Estate Trust is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The date of this prospectus is July 20, 2012

ii

PROSPECTUS SUMMARY

INREIT Real Estate Investment Trust

INREIT Real Estate Investment Trust is a North Dakota real estate investment trust formed on December 3, 2002 to invest in a diversified portfolio primarily of commercial properties (such as retail, office and medical) and multi-family dwellings (such as apartment buildings and senior assisted or independent living centers). We currently believe that we qualify, and intend to continue to qualify, as a real estate investment trust (REIT) under federal tax law.

We have two office locations: (1) 1711 Gold Drive South, Suite 220, Fargo, North Dakota 58103, telephone number: (701) 478-8110; and (2) 216 South Broadway, Suite 202, Minot, North Dakota 58701, telephone number: (701) 837-1031. We maintain an internet site at www.inreit.com. This reference to our website is not intended to incorporate information found on the website into this prospectus.

Our common shares are currently not traded on a stock exchange, and Registrar and Transfer Company currently serves as our transfer agent.

UPREIT Structure

We operate as an Umbrella Partnership Real Estate Investment Trust, which is a REIT that holds all or substantially all of its assets through a partnership. Therefore, we hold all or substantially all of our assets through our operating partnership INREIT Properties, LLLP, which was formed as a North Dakota limited liability limited partnership on April 25, 2003. We control the operating partnership as the general partner and own approximately 28.9% of the operating partnership as of March 31, 2012. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate shares of the assets and income of our operating partnership will be deemed to be assets and income of the Trust.

Properties

As of March 31, 2012, our real estate portfolio consisted of 91 properties containing approximately 4,276 apartments, 193 assisted living units and 902,353 square feet of leasable commercial space. The portfolio had a gross book value of approximately $341.0 million and book equity, including non-controlling interests, of approximately $153.8 million as of March 31, 2012.

Our Board of Trustees and Executive Officers

We operate under the direction of our Board of Trustees, the members of which are accountable to us and our shareholders as fiduciaries. In addition, the Board has a specific fiduciary duty to supervise our relationship with the Advisor, and evaluates the performance of and the fees paid to the Advisor on an annual basis prior to renewing the Advisory Agreement with the Advisor. Currently, we have nine members on our board, six of whom are independent of our Advisor. Although we have executive officers, we do not have any paid employees.

Our Advisor

Our external Advisor is INREIT Management, LLC, a North Dakota limited liability company formed on November 14, 2002. Our Advisor is responsible for managing our day-to-day affairs and for identifying, acquiring and disposing investments on our behalf.

Terms of the Offering

We are offering up to 2,000,000 of our common shares to our existing shareholders pursuant to the DRP. The proposed offering prices per common share under the DRP will equal 95% of the estimated value per common share as determined by our Board of Trustees, or $13.30 per share as of the date of this prospectus, for dividend reinvestments and will equal 100% of the estimated value per common share, or $14.00 per share as of the date of this prospectus, for additional automatic cash purchases. These offering prices will remain in effect until our Board of Trustees has determined a new estimated value per common share. We will offer shares pursuant to the DRP until we sell all 2,000,000 shares; provided, however, that our Board of Trustees may amend or terminate the DRP for any reason upon a ten day notice to participants. This offering must be registered or exempt from registration in every state or jurisdiction in which we offer or sell shares. If this offering is not exempt from registration and is not registered in a particular state or jurisdiction, residents of such states or jurisdictions will not be able to participate in this offering. In the event that we are not able to offer and sell shares in any particular state or jurisdiction, we will pay cash dividends to the residents of that state or jurisdiction until we have registered, or obtained an exemption for, the offering. However, we do not have any obligation to register this offering with any state or jurisdiction.

Dividend Reinvestment Plan

The prospectus describes our DRP pursuant to which eligible shareholders may elect to have all or a portion of the dividends they receive automatically reinvested in our common shares, and may elect to also invest additional cash to purchase additional common shares. The sole source of the common shares under our DRP will be newly-issued common shares purchased directly from us. Regardless of your participation in our DRP, you will be taxed on your dividends to the extent they constitute taxable income, and participation in our DRP would mean (or may mean if you elect to reinvest less than 100% of your dividends) that you will have to rely solely on sources other than dividends from which to pay such taxes. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may amend, suspend or terminate the DRP at any time, without the consent of shareholders, upon a ten day notice to participants.

Use of Proceeds

The proceeds generated from the offer and sale of shares pursuant to the DRP will be used for general corporate purposes, including, without limitation, acquisition of additional properties, repayment of debt and working capital.

Incorporation by Reference

The registration statement of which this prospectus is a part, incorporates by reference several documents previously filed with the Securities and Exchange Commission (SEC), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission (referred to herein as the “SEC”) and all future documents we file with the SEC pursuant to certain sections of the Exchange Act. These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Similarly, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy and portfolio, cash flows, growth prospects, legal proceedings, amount and timing of anticipated future cash distributions and other matters are forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements. These factors include, but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole, and the local economic conditions in the markets in which our properties are located; our ability to refinance maturing debt or to obtain new financing on attractive terms; the availability of cash flow from operating activities to fund distributions; future increases in interest rates; and actions or failures by any of our joint venture partners.

In addition, past financial and operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition and ability to pay distributions. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference herein, that include forward-looking statements.

SUMMARY OF THE DIVIDEND REINVESTMENT PLAN

1.	What is the purpose of the DRP?

The purpose of the DRP is to provide eligible shareholders (see Question 6) an opportunity to purchase additional common shares, with automatically reinvested dividends and additional cash payments, without payment of brokerage commissions, fees or service charges. The DRP is intended to be used as a vehicle for long-term investment in our common shares.

2.	What investment options are available to participants in the DRP?

Dividend Reinvestment: The DRP provides two options for purchasing additional common shares by reinvesting dividends:

•	Reinvest all the cash dividends received; or

•	Reinvest a percentage of the cash dividends received (but not less than 25%). The participant will continue to receive cash dividends for that percentage of dividends not enrolled in the DRP.

Additional Automatic Cash Investment: If an eligible person enrolls for cash dividend reinvestment, the eligible person may also make additional cash investments not to exceed $5,000 per fiscal quarter. Additional cash investments in excess of $5,000 per fiscal quarter may be made only pursuant to a written request and are subject to our approval. If a participant elects this additional cash investment option, the funds may be invested in one or more of the following methods:

•	automatically deducted from a United States bank account on the 1st business day of each April, July, October, January;

•	personal checks drawn on a United States Bank (in U.S. dollars), which must be received not less than three days and not more than thirty days prior to the dividend payment date; or

•	cash distributions paid on limited partnership units of our operating partnership registered in such person’s name.

3.	Are there participation limitations under the DRP?

Yes. To comply with the ownership limitations under our First Amended and Restated Declaration of Trust (Declaration of Trust), a participant will not be issued common shares under the DRP to the extent that such issuance would cause the participant to own in excess of 9.9% in value of our issued and outstanding shares or 9.9% in value or in number of common shares, whichever is more restrictive, unless such limitations are waived by our Board of Trustees as permitted under our Declaration of Trust.

4.	What are the benefits and disadvantages of the DRP?

Benefits.

•

Participants may purchase additional common shares by automatically reinvesting all or a portion of the cash dividends received on the shares registered in the participant’s name, and may further purchase additional common shares by investing additional amounts.

•	No commissions, brokerage fees or service charges will be paid by the participant in connection with purchases under the DRP.

•

The funds will be fully invested because the DRP permits fractions of common shares to be purchased. Dividends on such fractions, as well as on whole shares, will be reinvested in additional shares and registered in the participant’s name.

•	Regular quarterly and annual statements reflecting all current activity in a participant’s account, including purchases and latest balance, will help simplify a participant’s recordkeeping.

Disadvantages.

•

Participants will be treated for federal income tax purposes as receiving a dividend equal to the sum of (a) the fair market value on the applicable dividend payment date of the shares issued as a result of reinvested dividends (as opposed to the corresponding cash amount) and (b) as to a participant that elects to reinvest less than 100% of the dividends, the amount of cash that the participant receives.

•

This dividend will be taxable as “dividends” for income tax purposes to the extent of our current and accumulated earnings and profits and as “gain” for income tax purposes to the extent the dividend exceeds both our current and accumulated earnings and profits and the tax basis in a participant’s shares. Accordingly, a participant may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

•

A participant may not know the actual number of shares issued to him or her as a result of the reinvestment of cash dividends until after the applicable dividend payment date, as defined in Question 14.

•	You may incur income taxes on the dividends.

•	We may amend, suspend, modify or terminate the DRP at any time, without prior consent of participants in the DRP, upon a ten day prior notice.

5.	Who administers the DRP for participants?

Currently, Registrar and Transfer Company, Cranford, New Jersey, our stock transfer agent, serves as Administrator of the DRP, whereby it keeps records, sends statements of account to each participant, and performs other duties related to the DRP. We may change the Administrator at any time in our sole discretion.

We can adopt rules and regulations to facilitate the administration of the DRP, and reserve the right to interpret the provisions of the DRP, and any rules and regulations adopted in accordance therewith, in our sole discretion. The determination of any matter with respect to the DRP made by us in good faith shall be final and conclusive and binding on the Administrator and all participants.

For answers to questions regarding the DRP and to request DRP forms, please contact the Trust at (701) 837-1031. Additional information and copies of the DRP forms will also be available on the Company’s website, www.inreit.com, beginning in August 2012. In addition, Registrar and Transfer Company can be contacted at: Attn: Dividend Reinvestment Department, 10 Commerce Drive, Cranford, NJ 07016; phone number: (800) 368-5948; online: www.rtco.com.

6.	Who is eligible to participate?

Only shareholders of the Trust are eligible to participate in the DRP. If a person’s shares are registered in a name other than the person’s own name (e.g., in the name of a bank or trustee holding common shares on the person’s behalf) and the person wants to participate in the DRP, the person should consult directly with the entity holding the person’s shares.

The offering of shares under the DRP must be registered or exempt from registration in every state or jurisdiction in which we offer or sell shares. If the offering under the DRP is not exempt from registration and is not registered in a particular state or jurisdiction, residents of such states or jurisdictions will not be able to participate in the DRP. In the event that we are not able to offer and sell shares in any particular state or jurisdiction, we will pay cash dividends to the residents of that state or jurisdiction until we have registered, or obtained an exemption for, the offering. However, we do not have any obligation to register this offering with any state or jurisdiction. Please contact the Trust at (701) 837-1031 to find out which states and jurisdictions are excluded, or excluded in part, from this offering under the DRP.

7.	When may an eligible person join the DRP?

If a shareholder is eligible to participate as described in Question 6 and has been furnished a copy of the Trust’s prospectus, the shareholder may enroll in the DRP at any time.

8.	How does an eligible shareholder join the DRP?

An eligible shareholder may join the DRP by submitting an Enrollment Form. Enrollment Forms may be obtained at any time by calling the Trust at the telephone number set forth in Question 5, or by going to the Trust’s website, www.inreit.com. In the event shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered shareholders must sign the Enrollment Form.

9.	When does enrollment in the DRP become effective?

Enrollment in the DRP will become effective as follows:

•

If a signed Enrollment Form is received by the Administrator on or prior to the record date for the next cash dividend, automatic dividend reinvestment and any optional additional investment will begin with that dividend payment date.

•

If a signed Enrollment Form is received by the Administrator after the record date for the next cash dividend, automatic dividend reinvestment and any optional additional investment will begin with the following dividend payment date.

10.	How may a participant change his or her enrollment under the DRP?

A participant may change the participant’s reinvestment and/or additional investment options at any time by requesting a new Enrollment Form or other appropriate form and returning it to the Administrator. Any change in reinvestment options and/or additional investment option must be received by the Administrator no later than the record date for the next cash dividend in order to make a change with respect to that dividend payment.

11.	Are there any costs to participants in the DRP?

All costs to administer the DRP are paid by us.

12.	When are the record dates and dividend payment dates for the dividends?

Shareholders should not assume that we will pay dividends or pay them in any particular amount or on any particular date. Our Board of Trustees establishes each dividend payment date and record date. Over the past year, record dates have been set as of the last day of each fiscal quarter, and a dividend payment date has been approximately the fifteenth day of the following month.

13.	What is the source of shares purchased under the DRP?

The sole source of shares purchased under the DRP is newly issued common shares purchased directly from us.

14.	When will shares be purchased under the DRP?

On the dates that cash dividends are paid on our stock (“dividend payment date”). Shares will be registered in the participant’s name as of the applicable dividend payment date.

15.	What will be the price of the shares purchased under the DRP?

•	95% of the estimated value of our common shares for dividend reinvestments and

•	100% of the estimated value for additional cash purchases.

16.	How many shares will be purchased for a participant under the DRP?

The number of common shares, including fractions computed to three decimal places, equal to the aggregate amount of your cash dividends and additional cash investments on any particular dividend payment date, less taxes on cash dividends (if applicable), divided by the applicable purchase price per share.

17.	Will shares purchased through the DRP earn dividends?

Yes. All shares purchased through the DRP, including fractional shares, will be entitled to any dividends when and as declared by our Board of Trustees.

18.	What kinds of reports will be sent to participants in the DRP?

As soon as practicable after each dividend payment date, a summary statement of your account will be mailed to each participant. These statements are your continuing record of current activity in the DRP. In addition, participants will receive the information necessary for reporting their dividend income for federal income tax purposes.

19.	Will certificates be issued for shares purchased?

No. Common shares purchased through the DRP will be issued in book entry form only. This means that we will not issue actual share certificates to participants. The use of book entry only registration protects participants against loss, theft or destruction of stock certificates and reduces costs.

20.	Can a participant terminate participation in the DRP?

A participant can terminate participation at any time by notifying the Administrator and completing any appropriate forms. Any dividends earned subsequent to the effective date of the termination will be paid to the participant by check unless the participant re-enrolls in the DRP.

21.	May an individual’s participation be denied or terminated by the Trust?

Yes, we reserve the right to reject the enrollment of any participant who has abused the DRP through excessive terminations and enrollments and to terminate the participation of any participant who, in our sole determination, is abusing the DRP or causing undue expense. We also reserve the right to suspend or terminate the DRP at any time and with respect to participants in one or more jurisdictions.

22.	What happens when a participant sells or transfers the participant’s shares?

If a participant sells or transfers all or a portion of the shares registered in the participant’s name after the record date for a dividend and before the dividend payment date, the Administrator will continue to reinvest any dividends received by such participant after such disposition of the shares, subject to the participant’s right to withdraw from the DRP at any time.

Our Liability under the DRP

Our Declaration of Trust provides that a trustee, officer or an affiliate will not have any liability to us and our shareholders so long as: (1) the person in good faith determined that her actions or inactions were in our best interest; (2) the person was acting on our behalf or performing services for us; and (3) such liability or loss was not the result of either negligence or misconduct by non-independent trustees, our Advisor or any of their affiliates or gross negligence or misconduct by independent trustees.

Under our Declaration of Trust, we are required to indemnify members of our Board of Trustees and affiliates to the fullest extent permitted by North Dakota law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a member of our Board of Trustees or an affiliate or is or was serving at our request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity if the person acted in good faith and the liability or loss was not the result of negligence or misconduct by the person. Further, we will pay or reimburse reasonable expenses (including without limitation attorneys’ fees), as such expenses are incurred, of each member of our Board of Trustees in connection with any such proceedings.

Our Declaration of Trust further provides that we will indemnify each of our officers and employees, and will have the power to indemnify each of our agents (including our Advisor), to the fullest extent permitted by North Dakota law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was our officer, employee or agent or is or was serving at our request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and will pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.

We will not indemnify the person unless (1) the person in good faith determined that her actions or inactions were in the best interest of the Trust; (2) the person was acting on our behalf or performing services for us; (3) such liability or loss was not the result of either negligence or misconduct by non-independent trustees, our Advisor or any of their affiliates or gross negligence or misconduct by independent trustees; and (4) indemnification is recoverable only out of net assets and not from the shareholders.

Further, we will not indemnify for any loss, liability or expense arising from or out of an alleged violation of the federal or state securities laws unless found not guilty, such claims have been dismissed with prejudice on the merits or a court approves a settlement of the claims and determines that indemnification should be made.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act of 1933, as amended, is contrary to public policy and, therefore, unenforceable.

YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON

THE SHARES PURCHASED FOR YOU UNDER THE DRP.

Governing Law

The terms and conditions of the DRP and its operation are governed by the laws of the State of North Dakota.

Contact for Answers to Questions Regarding Administration of the DRP

All inquiries regarding the administration of DRP should be sent to:

INREIT Real Estate Investment Trust

c/o Registrar and Transfer Company, Attn: Dividend Reinvestment Department

10 Commerce Drive, Cranford, NJ 07016

phone number: (800) 368-5948

online: www.rtco.com

USE OF PROCEEDS

The proceeds generated from the offer and sale of shares pursuant to the DRP will be used for general corporate purposes, including, without limitation, acquisition of additional properties, repayment of debt and working capital. We cannot predict with any certainty how much of the DRP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.

We will pay actual expenses incurred in connection with registering and offering the DRP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax considerations that may be relevant to participants in the DRP. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a participant in light of the participant’s particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. This summary is for general information only and does not purport to discuss all aspects of the United States federal income tax consequences that may be relevant to certain types of shareholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities, financial institutions, regulated investment companies, broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States.

The statements in this discussion are based on: (a) current provisions of the Internal Revenue Code of 1986, as amended; (b) current and temporary regulations promulgated by the U.S. Treasury Department; (c) legislative history; (d) judicial decisions; and (e) current administrative interpretations of the Internal Revenue Service (the “IRS”). Future legislation, regulations, administrative interpretations or court decisions could change current law adversely or could affect existing interpretations adversely and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

This discussion is not tax advice and is not intended as a substitute for careful tax planning. Each participant is advised to consult with the participant’s own tax advisor regarding the specific federal, state, local, foreign and other tax consequences to the participant of participation in the DRP, including any potential changes in applicable tax laws.

Reinvestment of Dividends. If you participate in the DRP, you will be treated for federal income tax purposes as having received, on the applicable dividend payment date, a dividend equal to the sum of (a) the fair market value on the applicable dividend payment date of any common shares that you purchase with reinvested dividends under the DRP (as opposed to the corresponding cash amount) and (b) if you elect to reinvest less than 100% of the dividends, the amount of cash that you receive.

The amount of your dividend (except to the extent of the portion, if any, that we designate as a capital gain dividend) will be taxable as “dividends” for income tax purposes to the extent of our current and accumulated earnings and profits allocable to you. Dividends in excess of our current and accumulated earnings and profits allocable to you will not be taxable to you to the extent that such excess amount does not exceed the adjusted tax basis of your common shares. You, however, will be required to reduce the adjusted tax basis of your shares by such excess amount (but not less than $0). To the extent that such excess amount exceeds the adjusted tax basis of your common shares, this remaining excess amount will be taxable as gain. Generally, any such gain will be treated for federal income tax purposes as a capital gain.

If we designate a portion of the dividend as a capital gain dividend, the portion will be taxed as a capital gain to you.

Participants that are corporations may not claim a dividends received deduction for any dividends received.

The tax basis per common share purchased under the DRP is the fair market value of the share on the dividend payment date on which the share was issued to you and registered in your name.

Your holding period for common shares purchased under the DRP will begin on the date following the dividend payment date on which the common shares were issued to you and registered in your name.

Income Tax Withholding. We or the Administrator may be required to deduct as “backup withholding” twenty-eight percent (28%) of all dividends paid to you, regardless of whether the dividends are reinvested pursuant to the DRP. Similarly, the Administrator may be required to deduct backup withholding from all proceeds from sales of common stock held in your account. You are subject to backup withholding if: (a) you failed properly to furnish us and the Administrator with your correct taxpayer identification number (“TIN”); (b) when required to do so, you failed to certify, under penalties of perjury, your TIN or that you are not subject to backup withholding; (c) the IRS or a broker notifies us or the Administrator that the TIN furnished by you is incorrect; or (d) the IRS or a broker notifies us or the Administrator that backup withholding should be commenced because you failed to report properly dividends or interest paid to you. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the DRP. Therefore, if you are subject to backup withholding, the amount of dividends to be reinvested under the DRP will be reduced first by the backup withholding amount.

If you are a non-U.S. shareholder, you need to provide the required federal income tax certifications to establish your status as a non-U.S. shareholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a non-U.S. shareholder participating in the plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in common shares will be issued to you and registered in your name.

Disposition. You may recognize a gain or loss upon your disposition of common shares received from the DRP. The amount of gain or loss will be the difference, if any, between the amount you receive from the disposition of the whole or fractional common shares and the tax basis of such whole or fractional common shares. Generally, any gain or loss recognized on the disposition of common shares acquired under the DRP will be treated for federal income tax purposes as a capital gain or loss.

Cost Basis Reporting. Federal income tax information reporting rules require tax basis to be reported to shareholders and the IRS upon the disposition of certain types of shares in a corporation (or an entity treated as a corporation for federal income tax purposes). These rules apply, in general, to shares that are purchased on or after January 1, 2011, but, for shares purchased through a dividend reinvestment plan, they apply to any such shares that are purchased on or after January 1, 2012. More specifically, these information reporting rules require that, upon the transfer or redemption of any shares subject to these reporting requirements, a broker must report to the shareholder and to the IRS on Form 1099-B both the shareholder’s basis in the disposed shares and the gain or loss recognized on the transfer or redemption of those shares. In addition, an S corporation will be subject to these information reporting rules with respect to shares purchased by the S corporation on or after January 1, 2012.

In general, a shareholder’s initial tax basis in a share will be the shareholder’s cost basis in the share, as it subsequently may be adjusted. As to stock acquired pursuant to a dividend reinvestment plan, a shareholder may use basis averaging. As to stock acquired pursuant to a dividend reinvestment plan and that a broker holds, the tax basis will be determined by the broker’s default method unless a shareholder elects another method by notifying the broker in writing. Certain procedural rules apply as to making or revoking an election or changing from a broker’s default method.

In connection with the transfer or redemption of shares subject to these information reporting rules, in general, shareholders may identify by lot the shares that are transferred or redeemed, but shares of shareholders who do not identify specific lots in a timely manner will be transferred or redeemed on a “first in/first out” basis. Additional identification rules may apply to stock acquired pursuant to dividend reinvestment plans.

Participants should consult their tax advisors regarding the consequences of these information reporting rules.

PLAN OF DISTRIBUTION

We are offering up to 2,000,000 of our common shares to our existing shareholders pursuant to the DRP. The proposed offering price per common share under the DRP will equal 95% of the estimated value per common share as determined by our Board of Trustees, or $13.30 per share as of the date of this prospectus, for dividend reinvestments and will equal 100% of the estimated value per common share, or $14.00 per share as of the date of this prospectus, for additional optional cash purchases. These offering prices will remain in effect until our Board of Trustees has determined a new estimated value per common share.

We will offer shares pursuant to the DRP until we sell all 2,000,000 shares in this offering; provided, however, that our Board of Trustees may amend or terminate the DRP for any reason upon a ten day notice. We have no basis for estimating the number of shares that will be sold.

We will not engage any person to participate in or facilitate the distribution of shares under the DRP, and we will not pay any selling commissions, dealer manager fees or any other remuneration in connection with the sale of shares pursuant to the DRP.

This offering must be registered or exempt from registration in every state or jurisdiction in which we offer or sell shares. If this offering is not exempt from registration and is not registered in a particular state or jurisdiction, residents of such states or jurisdictions will not be able to participate in the DRP. In the event that we are not able to offer and sell shares under the DRP in any particular state or jurisdiction, we will pay cash dividends to the residents of that state or jurisdiction until we have registered, or obtained an exemption for, the offering. However, we do not have any obligation to register this offering with any state or jurisdiction. We are not making an offer to sell our common shares in any state or jurisdiction where the offer or sale is not permitted.

LEGAL MATTERS

Winthrop & Weinstine, P.A. has passed upon the legality of the common stock offered hereby.

EXPERTS

The consolidated financial statements and the related financial statement schedule of INREIT Real Estate Trust incorporated in this registration statement of which this prospectus if part by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Widmer Roel PC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and audited.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the registration statement of which this prospectus is part, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the DRP is terminated comprise the incorporated documents:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 30, 2012;

(b)	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on May 14, 2012;

(c)	our Current Report on Form 8-K, filed with the SEC on April 13, 2012;

(d)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2012; and

(e)	the description of our common shares contained in our Registration Statement on Form 10 (File No. 000-54295), filed with the SEC on March 10, 2011, as amended.

Any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference herein.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated by reference. Requests should be directed to INREIT Real Estate Trust, 216 South Broadway, Suite 202, Minot, North Dakota 58701, telephone (701) 837-1031, attention: Ms. Darla Iverson, Investor Relations.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act. Therefore, we file reports and other information with the SEC. You may inspect and copy reports, proxy statements and other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, shareholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year. This prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which we have filed with the SEC under the Securities Act of 1933, as amended, and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including INREIT Real Estate Trust) that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

Prospectus

Dividend Reinvestment Plan

2,000,000 Common Shares of Beneficial Interest

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder will, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

July 20, 2012

EXHIBIT A

DIVIDEND REINVESTMENT PLAN

INREIT Real Estate Investment Trust, a North Dakota real estate investment trust (the “Trust”), has adopted a Dividend Reinvestment Plan (the “Plan”), the terms and conditions of which are set forth below.

1. Purpose. The purpose of the Plan is to provide eligible shareholders with a simple and convenient way to invest dividends as well as additional cash in additional shares of the Trust’s Common Shares. The Plan is intended to be used as a vehicle for long-term investment in the Trust’s common shares of beneficial interest (“Common Shares”).

2. Administration of Plan. The Plan will be administered by the Trust or an unaffiliated third party as agent for Participants in the Plan (collectively referred to as the “Administrator”). All the costs to administer the Plan will be paid by the Trust. The Trust may adopt rules and regulations to facilitate the administration of the Plan, and reserves the right to interpret the provisions of the Plan and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Trust in good faith shall be final and conclusive and binding on the Administrator and all Participants in the Plan.

3. Participants.

(a) “Participants” are eligible shareholders of the Trust who elect to participate in the Plan. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including states and foreign jurisdictions where the Common Shares are neither registered under applicable state securities laws nor exempt from registration. In addition, the Trust reserves the right to reject the enrollment of any Participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise, or which is an employee benefit plan if such participation could cause the underlying assets of the Trust to constitute “plan assets” of such employee benefit plan.

(b) Suitability. If a Participant is permitted to participate in the Plan pursuant to a state exemption that requires the Participant to have and maintain certain suitability requirements (such as financial condition of the Participant), the Participant shall notify the Administrator in the event that, at any time during Participant’s participation in the Plan, there is any material change in the Participant’s suitability as required by the state exemption as compared to information previously provided to the Administrator, or inaccuracy of any representation previously made by the Participant which was required to participate in this Plan. A material change may include any material decrease in net worth or annual gross income, or any other material change in circumstances that may be likely to cause the Participant to fail to meet the suitability requirements of an applicable state exemption relied on for participation in this Plan by the Participant or as described in the Trust’s Prospectus, which was contained in the Registration Statement on Form S-3 filed with the Securities Exchange Commission on July 20, 2012 (“Trust’s Prospectus”).

4. Number of Common Shares Authorized Under Plan. The number of Common Shares of the Trust authorized for issuance under the Plan is 2,000,000.

5. Automatic Dividend Reinvestment. The Plan provides two options for purchasing additional Common Shares with dividends:

(a) Full Dividend Reinvestment Option. A Participant may automatically reinvest the dividends received on all of the Common Shares owned by such Participant in full by enrolling 100% of the dividends received on such Common Shares in the Plan.

(b) Partial Dividend Reinvestment Option. A Participant may automatically reinvest a percentage of dividends received on all of the Common Shares owned by such Participant, but not less than 25%, by enrolling such percentage of the dividends received on such Common Shares in the Plan. Under this option, the Participant will continue to receive that percentage of the dividends not enrolled in the Plan in cash.

6. Automatic Optional Cash Purchases. Participants may, in addition to automatic dividend reinvestments, make automatic optional cash purchases of Common Shares not to exceed $5,000 per fiscal quarter and, with the Trust’s prior approval, automatic optional cash purchases in excess of $5,000 per fiscal quarter. Such automatic optional cash purchases can be payable by automatic deductions from a Participant’s bank account or in another manner acceptable to the Trust. A Participant may not elect automatic optional cash purchases unless the Participant also elects automatic dividend reinvestment.

7. Election to Participate. Any qualifying shareholder of the Trust may elect to become a Participant at any time after having been furnished a copy of the Trust’s Prospectus, by completing and executing an enrollment form or any other Trust-approved authorization form as may be available from the Trust. Participation in the Plan will be effective as follows: (a) if the signed enrollment form is received by the Administrator on or prior to the record date for a dividend, automatic dividend reinvestments and any automatic optional cash purchases will begin with that dividend, and (b) if the signed enrollment form is received by the Administrator after the record date for a dividend, automatic dividend reinvestments and any automatic optional cash purchases will begin with the next dividend. To change a dividend reinvestment option or an optional cash purchase option, a Participant must

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complete a new enrollment form, with such change effective as provided above. If a shareholder’s Common Shares are held by a broker or nominee and the shareholder wants to participate in the Plan, the shareholder must make appropriate arrangements with its broker or nominee. Dividends will be declared and paid when and as authorized by the Trust’s Board of Trustees (“Board of Trustees”).

8. Purchase of Common Shares.

(a) The Administrator will invest elected dividend amounts applicable to a Participant on any particular dividend payment date (collectively, the “Dividend Funds”) in Common Shares of the Trust at a price equal to 95% of the most recently disclosed estimate of the value per Common Share of the Trust as determined by the Board of Trustees on the basis of valuation methodologies approved by the Board of Trustees (“Current Valuation”). The Administrator will invest optional cash purchase amounts applicable to a Participant on any particular dividend payment date (collectively, the “Optional Purchase Funds”) in Common Shares of the Trust at a price equal to 100% of the most recently disclosed Current Valuation. As of the date of this Plan, the Current Valuation per Common Share is $14.00, and the purchase price per Common Share for dividend reinvestment under this Plan is $13.30 and the purchase price per Common Shares for optional cash purchases under this Plan is $14.00. No advance notice of pricing pursuant to this section shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K. Dividend Funds and Optional Purchase Funds, collectively referred to as the “Funds,” will be invested under the Plan on the date that the applicable dividends are paid on the Trust’s Common Shares.

(b) A number of Common Shares, including any fraction thereof, equal to the aggregate amount of the Funds applicable to a Participant on any particular dividend payment date, less taxes on dividends if applicable, divided by the applicable purchase price per share, will be issued to the Participant and registered in the Participant’s name.

(c) No commissions, brokerage fees or service charges will be paid by Participants in connection with purchases under this Plan.

(d) Notwithstanding the above, a Participant will not be able to acquire Common Shares under this Plan to the extent either: (i) such purchase would cause the Participant to exceed the ownership limits set forth in the Trust’s First Amended and Restated Declaration of Trust, as may be further amended, or (ii) Common Shares are not available for purchase under this Plan. If either of the limitations occur, any such Funds that have not been invested in the Common Shares of the Trust on the applicable dividend payment date shall be distributed to the Participant in cash.

(e) The sole source of Common Shares purchased under the Plan will be newly issued Common Shares of the Trust purchased directly from the Trust.

9. Taxation of Dividends. The reinvestment of dividends under this Plan does not relieve Participants of any taxes that may be payable by such Participants as a result of those dividends and their reinvestment pursuant to the terms of this Plan (including purchases of Common Shares at a discount to fair market value).

10. Absence of Liability. Neither the Trust nor the Administrator shall have any responsibility or liability as to the value of the Common Shares of the Trust or any change in the value of the Common Shares acquired for the Participant under this Plan. Neither the Trust nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder. This includes, without limitation, any claim of liability arising out of failure to terminate a Participant’s participation in this Plan upon a Participant’s death, the prices at which Common Shares are purchased under this Plan, the times when purchases are made or any fluctuations in the purchase price of the Common Shares under this Plan.

11. Termination by Participant. A Participant may terminate participation in the Plan at any time by delivering to the Trust a written notice. To be effective for any Dividend, such notice must be received by the Trust at least ten business days prior to the Dividend payment date to which such Dividend relates. Notwithstanding the preceding sentence, if the Trust publicly announces in a filing with the Securities and Exchange Commission a new estimated value per Common Share of the Trust, then a Participant shall have no less than two business days after the date of such announcement to notify the Trust in writing of Participant’s termination of participation in the Plan and Participant’s termination will be effective for the next Dividend payment date. Dividends earned subsequent to the termination of a Participant’s participation in the Plan will be paid in cash. Any transfer of Common Shares by a Participant will terminate participation in the Plan with respect to the transferred Common Shares. Upon termination of Plan participation, Dividends will be distributed to the stockholder in cash.

12. Amendment or Termination of Plan by the Trust. The Trust may amend or terminate the Plan for any reason upon ten days’ notice to the Participants. The Trust may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to Participants.

13. Governing Law. The Plan shall be governed by the laws of the State of North Dakota.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid in connection with the sale of common stock being registered by INREIT Real Estate Investment Trust (the “Registrant”), all of which will be paid by the Registrant. All amounts are estimates and assume the sale of 2,000,000 shares except the registration fee.

SEC Registration Fee	$3,208.80
Printing and Postage Expenses	7,000.00
Legal Fees and Expenses	12,000.00
Accounting Fees and Expenses	5,000.00
Blue Sky Fees and Expenses	10,000.00

Total expenses	$37,208.80

Item 15. Indemnification of the Officers and Directors

The Registrant’s First Amended and Restated Declaration of Trust, as may be amended (“Declaration of Trust”), provides that a trustee, officer or an affiliate will not have any liability to the Registrant and its shareholders so long as: (1) the person in good faith determined that her actions or inactions were in the Registrant’s best interest; (2) person was acting on the Registrant’s behalf or performing services for the Registrant; and (3) such liability or loss was not the result of either negligence or misconduct by non-independent trustees, the Advisor or any of their affiliates or gross negligence or misconduct by independent trustees.

Under the Declaration of Trust, the Registrant is required to indemnify members of its Board of Trustees and affiliates to the fullest extent permitted by North Dakota law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a member of the Board of Trustees or an affiliate or is or was serving at the Registrant’s request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity if the person acted in good faith and the liability or loss was not the result of negligence or misconduct by the person. Further, the Registrant will pay or reimburse reasonable expenses (including without limitation attorneys’ fees), as such expenses are incurred, of each member of the Board of Trustees in connection with any such proceedings.

The Declaration of Trust further provides that the Registrant will indemnify each of the Registrant’s officers and employees, and will have the power to indemnify each of its agents (including the Advisor), to the fullest extent permitted by North Dakota law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was the Registrant’s officer, employee or agent or is or was serving at the Registrant’s request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and will pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.

The Registrant will not indemnify the person unless (1) the person in good faith determined that her actions or inactions were in the best interest of the Registrant; (2) the person was acting on our behalf or performing services for the Registrant; (3) such liability or loss was not the result of either negligence or misconduct by non-independent trustees, the Advisor or any of their affiliates or gross negligence or misconduct by independent trustees; and (4) indemnification is recoverable only out of net assets and not from the shareholders.

Further, the Registrant will not indemnify for any loss, liability or expense arising from or out of an alleged violation of the federal or state securities laws unless found not guilty, such claims have been dismissed with prejudice on the merits or a court approves a settlement of the claims and determines that indemnification should be made.

The Registrant has been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act of 1933, as amended (“Securities Act”), is contrary to public policy and, therefore, unenforceable.

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Item 16. Exhibits

The list of exhibits filed as part of this Registration Statement on Form S-3 is submitted in the Exhibit Index following the signature pages herein.

Item 17. Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(d) The Registrant undertakes that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on the 20th day of July, 2012.

INREIT Real Estate Investment Trust

By:	/s/ Kenneth P. Regan
Name:	Kenneth P. Regan
Its:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth P. Regan and Bradley J. Swenson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Bruce W. Furness	Chairman of the Board	July 20, 2012
Bruce W. Furness

/s/ Kenneth P. Regan	Chief Executive Officer and Trustee	July 20, 2012
Kenneth P. Regan	(principal executive officer)

/s/ Peter J. Winger	Chief Financial Officer	July 20, 2012
Peter J. Winger	(principal financial officer)

/s/ Clifford Fearing	Trustee	July 20, 2012
Clifford Fearing

/s/ James R. Hansen	Trustee	July 20, 2012
James R. Hansen

/s/ Timothy Hunt	Trustee	July 20, 2012
Timothy Hunt

/s/ Richard Savageau	Trustee	July 20, 2012
Richard Savageau

/s/ Lance R. Wolf	Trustee	July 20, 2012
Lance R. Wolf

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Winthrop & Weinstine, P.A. as to legality of securities

23.1	Consent of Widmer Roel P.C., Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in Part II of this registration statement)